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                                   EXHIBIT 5

             Opinion and consent of Brobeck, Phleger & Harrison LLP







                                January 13, 1999

Globecomm Systems Inc.
45 Oser Avenue
Hauppauge, New York  11788



        Re:      Globecomm Systems Inc. (the "Company")
                 Registration Statement for 581,335 Shares of Common Stock
                 ---------------------------------------------------------


Ladies and Gentlemen:

                  We refer to your registration on Form S-8 (the "Registration Statement") under the Securities Act of 1933, as amended, of 581,335 shares of Common Stock available for issuance under the Company's 1997 Stock Incentive Plan and 1999 Employee Stock Purchase Plan. We advise you that, in our opinion, when such shares have been issued and sold pursuant to the applicable provisions of the Company's 1997 Stock Incentive Plan and 1999 Employee Stock Purchase Plan, and in accordance with the Registration Statement, such shares will be validly issued, fully paid and nonassessable shares of the Company's Common Stock.


                  We hereby consent to the filing of this opinion as an exhibit to the Registration Statement.


                               Very truly yours,



                               BROBECK, PHLEGER & HARRISON LLP